Exhibit 10.30

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this "Agreement") is entered into effective as of January 31, 2011, by and between RREEF AMERICA REIT II CORP. BBBB, a Maryland corporation (successor-in-interest to Wilshire Courtyard L.L.C., a Delaware limited liability company) ("Landlord") and WPT Enterprises, Inc., a Nevada corporation (successorin-interest to WPT Enterprises, Inc., a Delaware corporation) ("Tenant").

1.	Recitals.

1.1       Lease. Landlord and Tenant are parties to that certain Lease dated September 24, 2004 (the "Original Lease") as amended by that certain Amendment to Lease (the "First Amendment") dated March 21, 2006 (the Original Lease, as amended, is referred to herein as the "Lease"), for premises in the Building located at 5700 Wilshire Boulevard in Los Angeles, California, all as more particularly described therein. All terms defined in the Lease not otherwise defined herein shall have the same meanings when used in this Agreement.

1.2       Premises and Term. The Premises under the Lease currently consist of 25,797 rentable square feet comprised of (i) 15,901 rentable square feet of space on the third (3rd) floor of the Building (referred to herein as the "Third Floor Space"), and (ii) 9,896 rentable square feet on the sixth (6th) floor of the Building, commonly known as Suite 625, defined in the First Amendment as the "Added Space" and referred to herein as "Suite 625." The Lease Term is scheduled to expire on June 30, 2011.

1.3       Amendment. Landlord and Tenant desire to amend the Lease to reflect the early termination of a portion of the Third Floor Space (the "Terminated Space"), consisting of all of the Third Floor Space other than the Third Floor Remainder Space (as hereinafter defined). Landlord and Tenant have agreed to extend the Lease Term with respect to a portion of the Third Floor Space, consisting of approximately 8,442 rentable square feet as measured pursuant to guidelines generally established by the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996 and more particularly shown on Exhibit "A" attached hereto (the "Third Floor Remainder Space"), upon and subject to the terms and conditions set forth hereinbelow.

NOW THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

2.	Reduction of Premises.

2.1 Reduction.

(a)       Effective as of 11:59 p.m. on April 30, 2011 (the "Partial Termination Date"), without affecting the continued validity and effectiveness of the Lease, the Lease shall terminate for all purposes with respect to the Terminated Space only; provided however that any liabilities or obligations that survive termination of the Lease in accordance with its terms shall survive such termination. Tenant (and all persons claiming by, through or under Tenant) shall vacate the Terminated Space, remove all furniture, trade fixtures, personal property, workstations, equipment, computers and all communications and computer wires and cabling located in or exclusively serving the Terminated Space, and repair any damage caused by such removal. Tenant shall otherwise surrender and deliver exclusive possession of the Terminated Space to Landlord in its presently existing condition, with no obligation to remove any Alterations therefrom or to make any repairs, except for the repair of any damage to such space (beyond normal wear and tear) occurring after the date of this Agreement and/or caused by Tenant's removal of wiring and cabling. Tenant shall have until May 21, 2011 (the "Surrender Deadline") to comply with the requirements of the foregoing two (2) sentences (collectively, the "Surrender Requirements"), and Tenant shall have the right to access the Terminated Space until the Surrender Deadline to perform the Surrender Requirements (but not for the conduct of business); provided that all insurance requirements and indemnity obligations shall remain in effect with respect to the Terminated Space during such prolonged access period.

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(b)       Notwithstanding anything to the contrary set forth in this Agreement, if Tenant has failed to satisfy the Surrender Requirements by the Surrender Deadline, Article 16 of the Original Lease shall apply for each day after the Surrender Deadline that Tenant fails to satisfy the Surrender Requirements, without regard to the last sentence thereof and provided that Landlord shall be entitled to damages incurred by Landlord due to the loss of prospective third party tenants or delay in delivery the Premises or any portion thereof to prospective third-party tenants resulting from Tenant's holdover without regard to clauses (a) and (b) of Article 16 of the Original Lease.

2.2       Terminated Space Rent Forgiveness. In consideration of Tenant's entering into this Agreement and extending the Lease Term with respect to the Third Floor Remainder Space for five (5) years, Tenant shall not be obligated to pay Base Rent for the Terminated Space after February 1, 2011 (subject to Paragraph 2.1(b) above); provided, however, that Tenant shall pay all Additional Rent otherwise due under the Lease with respect to the Terminated Space (including, without limitation, Additional Rent for Direct Expenses) until the date that Tenant satisfies the Surrender Requirements. Tenant has already paid Base Rent for the Terminated Space for the months of February 2011 and March 2011 and, therefore, Tenant shall be entitled to a rent credit in the amount of the Base Rent previously paid for the Terminated Space for the period on and after February 1, 2011, which credit shall be applied to Tenant's installments of Rent next coming due after mutual execution of this Agreement. If there is an Event of Default under the Lease as amended hereby which results in the early termination of the Lease, then as part of the recovery permitted Landlord under the Lease, Landlord shall be entitled to a recovery of the Base Rent forgiven pursuant to this Paragraph; i.e., such Base Rent shall not be deemed to have been forgiven or abated, but shall become immediately due and payable as unpaid Rent which had been earned at the date of default.

2.3       Demising; Representations.

(a)       Landlord shall, at Landlord's cost and expense pursuant to a demising plan prepared by Landlord's architect and mutually reasonably agreed upon by Tenant, demise the Terminated Space from the Third Floor Remainder Space in order to create two (2) separately leaseable suites in compliance with applicable codes and laws, including any necessary separation of the Building's electrical, plumbing, mechanical and fire/life safety systems and extension of the existing corridor (collectively, the "Demising Work"). The Demising Work will be performed by contractors engaged by Landlord, pursuant to a schedule mutually reasonably agreed upon by Landlord and Tenant. The Demising Work shall not include, and Tenant shall be solely responsible for, (i) any necessary separation of Tenant's communications or computer wires and cables, (ii) any costs associated with Tenant's furniture, equipment or other personal property, and (iii) the finishing of the side of the demising wall in the Third Floor Remainder Space. The exact location of the demising wall shall be subject to all Applicable Laws (including, without limitation, fire codes) and shall be subject to Landlord's final approval; provided that Landlord shall use good faith efforts to locate the demising wall in the location shown on Exhibit "A", as long as such location is in compliance with all Applicable Laws (including, without limitation, fire codes). Tenant acknowledges that there will be inconveniences, such as noise and dust associated with the Demising Work, and the necessity for movement of personnel and furniture and equipment in connection therewith. Landlord shall not be responsible for any annoyance, inconvenience or injury to Tenant's business resulting from the Demising Work and Tenant will neither expect nor receive any abatement of Rent with respect thereto. Tenant shall reasonably cooperate with Landlord with respect to Landlord's performance of the Demising Work (including, without limitation, promptly reviewing plans related to the Demising Work if requested by Landlord). Tenant and Landlord shall work together in good faith to cause the Demising Work to be completed in a commercially reasonable cost efficient manner and on a timely basis without payment of overtime for work performed after hours; provided, however, that (i) Landlord shall use commercially reasonable efforts to minimize interference with Tenant's business operations during the conduct of the Demising Work, and (ii) any work that materially interferes with Tenant's business operations shall be performed during non-business hours. At Tenant's cost (but subject to application of the Tenant Improvement Allowance pursuant to Section 5.2 below), after Landlord has installed the new demising wall, Tenant shall finish the side of the wall in the Third Floor Remainder Space using Building standard materials and finishes reasonably approved by Landlord, and otherwise upon the terms and conditions of Article 8 of the Original Lease.

(b)       Tenant represents and warrants to Landlord, as of the date of Tenant's execution of this Agreement, that (i) Tenant has not assigned or sublet all or any portion of its interest in the Lease with respect to the Terminated Space; (ii) no other person, firm or entity has any right, title or interest in the Lease with respect to the Terminated Space; and (iii) Tenant has the full right, legal power and actual authority to enter into this Agreement without the consent of any person, firm or entity. The person(s) executing this Agreement on behalf of Tenant represent and warrant to Landlord that they are duly authorized to execute and deliver this Agreement on Tenant's behalf in accordance with a duly adopted resolution of the board of directors of Tenant, a copy of which is to be delivered to Landlord upon written request, and in accordance with the Bylaws of Tenant, and that the Lease as amended by this Agreement is binding upon Tenant in accordance with its terms. Tenant further represents and warrants to Landlord that as of the date of Tenant's execution of this Agreement, there are no mechanic's liens or other liens encumbering all or any portion of the Terminated Space, by virtue of any act or omission on the part of Tenant, its contractors, agents, employees, successors or assigns. Notwithstanding the termination of the Lease with respect to the Terminated Space, the representations and warranties set forth in this Paragraph 2.2(b) shall survive the termination of the Lease with respect to the Terminated Space and Tenant shall be liable to Landlord for any inaccuracy or any breach thereof.

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3.                Extension.

3.1       Extension Term. The Lease Term with respect to the Third Floor Remainder Space is hereby extended for a period of five (5) years (the "Extension Term"), commencing on February 1, 2011 (the "Extension Term Commencement Date") and expiring on January 31, 2016 unless sooner terminated pursuant to the Lease as amended hereby. Except as set forth in this Agreement, all of the terms and conditions of the Lease shall continue to apply during the Extension Term. The Lease Term with respect to Suite 625 shall expire as scheduled on June 30, 2011. From and after June 30, 2011, all references in the Lease to the "Premises" shall mean only the Third Floor Remainder Space. Notwithstanding any contrary provision of the Lease, upon the expiration or earlier termination of the Lease, Tenant shall, at Tenant's cost, remove all communications and computer wires and cables located in or exclusively serving the Premises, except as may be designated in writing by Landlord, and repair any damage caused by such removal.

3.2       Renewal Term. Tenant shall continue to have the Renewal Option set forth in Section 2.2 of the Original Lease, except that (i) the Renewal Notice shall be given to Landlord no earlier than January 31, 2015 and no later than April 30, 2015, and (ii) all references in Section 2.2 of the Original Lease to the "initial Term" shall be deemed to refer to the Extension Term.

4.                Extension Term Rent.

4.1       Base Rent. Commencing on the Extension Term Commencement Date and continuing through the Extension Term, Tenant shall pay Base Rent for the Third Floor Remainder Space as follows:

Period of Time	Monthly Base Rent

February 1, 2011— January 31, 2012	$24,481.80
February 1, 2012 — January 31, 2013	$25,216.25
February 1, 2013 — January 31, 2014	$25,972.74
February 1, 2014 — January 31, 2015	$26,751.92
February 1, 2015 — January 31, 2016	$27,554.48

The Added Space Base Rent payable for Suite 625 through June 30, 2011 shall continue to be as set forth in Section 4.1 of the First Amendment.

4.2       Additional Rent. During the Extension Term, Tenant shall continue to pay Additional Rent for Direct Expenses for the Third Floor Remainder Space in accordance with the terms of the Lease, provided that (i) Tenant's Share for the Third Floor Remainder Space shall be approximately 1.544%; (ii) the Base Year with respect to the Third Floor Remainder Space shall be the calendar year 2011; and (iii) Section 4.2(d)(10) of the Original Lease shall be deleted, and the 2011 Base Year and all subsequent Expense Years shall include the cost of payroll for clerks and attendants, garage keepers liability insurance, parking management fees, tickets and uniforms and all other costs directly incurred in operating the parking facilities serving the Project. Through June 30, 2011, the Additional Rent payable for Suite 625 shall continue to be as set forth in Section 4.2 of the First Amendment.

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5.                Improvement of Third Floor Remainder Space.

5.1       Acceptance. Without limiting Landlord's obligations set forth in Article 7 of the Original Lease, Tenant shall accept the Third Floor Remainder Space in its "as-is" condition on the Extension Term Commencement Date, and, subject to Landlord's obligation to perform the Demising Work, Landlord shall have no obligation to improve, repair, restore or refurbish the Third Floor Remainder Space except as otherwise specifically provided in this Article 5. Except as otherwise expressly provided in the Lease, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building or any other portion of the Project, including without limitation, any representation or warranty with respect to the suitability or fitness of the Premises, the Building or any other portion of the Project for the conduct of Tenant's business.

5.2       Allowance. Tenant shall be provided with an allowance (the "Tenant Improvement Allowance") of Forty-Six Thousand Four Hundred Thirty-One Dollars ($46,431) (equivalent to $5.50 per rentable square foot of the Third Floor Remainder Space). The Tenant Improvement Allowance shall be used by Tenant for Alterations to the Third Floor Remainder Space (including costs associated with space planning, construction drawings, construction management and permit fees, but expressly excluding costs for furniture, fixtures, equipment and other personal property), which Alterations shall be conducted in accordance with, and subject to, the provisions of Article 8 of the Original Lease, as modified by this Section 5.2; provided that Landlord shall respond to Tenant's submittals of plans and specifications for work in the Third Floor Remainder Space within five (5) business days after receipt thereof. All Alterations shall also be performed in accordance with Landlord's Wilshire Courtyard Rules and Regulations Governing Construction. Landlord will allow Tenant to use a reputable general contractor, experienced in the construction of tenant improvements in Comparable Buildings, selected by Tenant for the improvement of the Third Floor Remainder Space hereunder, subject to Landlord's reasonable approval. All subcontractors used by Tenant for the Alterations shall be from Landlord's approved vendor list. Landlord hereby pre-approves WOLCOTT Architecture/Interiors as architect. Portions of the Tenant Improvement Allowance shall be advanced to Tenant within thirty (30) days after Tenant has delivered to Landlord copies of the original invoices for Tenant's work or labor performed and materials or supplies furnished in connection with such work; provided that in no event shall Landlord be obligated to disburse any of the Tenant Improvement Allowance after March 31, 2012, and Tenant shall not make more than three (3) separate disbursement requests. Tenant shall obtain such verification, reports and lien waivers and releases from contractors, subcontractors and materialmen and shall satisfy such other standard construction loan disbursement conditions as reasonably may be required by Landlord. Landlord shall not be required to pay more than the Tenant Improvement Allowance toward all costs, expenses and charges related to Tenant's Alterations, and Tenant shall be responsible for the remaining portion of any payment required.

6.         Parking. Effective as of the Extension Term Commencement Date, Section 9 of the Summary in the Original Lease is hereby amended and restated to provide as follows: "Up to three (3), but no less than two (2), unreserved parking passes for every 1,000 square feet of Rentable Area of the Premises. Subject to the terms of Article 28 of the Lease, Tenant may elect to convert up to two (2) unreserved parking passes to reserved parking passes." At any time that any of Tenant's reserved parking spaces are not being parked in for any extended period of time (i.e., several days at a time), Tenant shall use best efforts to cause its employees that hold unreserved parking passes to park in such reserved parking spaces during the time the reserved spaces are not being used. Tenant shall pay Landlord for all parking passes rented by Tenant the prevailing rate charged from time to time at the location of such passes, provided that for the first (1st) year of the Extension Term, Tenant shall receive a discount of 10% off the prevailing rate for unreserved parking passes. The provisions of this Article 6 shall be inapplicable with respect to Suite 625. Article 5 of the First Amendment shall continue to govern with respect to parking rights and obligations pertaining to Suite 625 through June 30, 2011.

7.         Antenna. During the Extension Term, Tenant shall continue to have the rights set forth in Article 9 of the First Amendment.

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8.         Signage.

8.1       Monument Signage. Tenant shall have the right, at Tenant's sole cost and expense, to retain its existing Monument Signage during the Extension Term, subject to the terms and conditions of Section 8.3 of the First Amendment; provided, however, that at any time either Landlord or Tenant may terminate Tenant's right to the Monument Signage upon thirty (30) days prior written notice to the other.

8.2       Suite Signage. Tenant shall have the right, at Tenant's sole cost and expense, to retain its currently-existing suite signage and listings in the Building directory during the Extension Term, except with respect to Suite 625. Sections 8.1 and 8.2 of the First Amendment (which pertain to signage for Suite 625) shall remain in effect until June 30, 2011, after which they shall be of no further force or effect.

9.         Security.

9.1       Security Deposit. Landlord currently holds the Security Deposit in the amount of Forty-Four Thousand Five Hundred Twenty-Two and 80/100 Dollars ($44,522.80). Tenant represents and warrants to Landlord that Voyager (as defined in Article 11 below) has assigned to Tenant all of Voyager's right, title and interest in and to the Security Deposit, and Landlord acknowledges receipt of a letter from Voyager to Landlord dated March 16, 2011 confirming the same. Promptly after Tenant satisfies the Surrender Requirements, Landlord shall refund Sixteen Thousand Nine Hundred Sixty-Eight and 32/100 Dollars ($16,968.32) of the Security Deposit the "Refunded Amount") to Tenant. The required amount of the Security Deposit for the Extension Term shall be Twenty-Seven Thousand Five Hundred Fifty Four and 48/100 Dollars ($27,554.48), which amount Landlord shall hold throughout the Extension Term in accordance with the terms of Article 21 of the Original Lease.

9.2       Guaranty. Tenant acknowledges that bwin.party digital entertainment plc ("Guarantor") shall execute and deliver a Guaranty of Lease in the form attached hereto as Exhibit "B" (the "Guaranty").

10.          Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Agreement, except for Transwestern (as Landlord's representative) and Jones Lang LaSalle and Studley (as Tenant's representatives) (collectively, "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Agreement. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than Brokers, occurring by, through, or under the indemnifying party. Landlord covenants and agrees to pay all real estate commissions due in connection with this Agreement to Brokers in accordance with a commission agreements executed by Landlord.

11.          Identity of Tenant. Tenant currently occupies the Third Floor Space pursuant to a Sublease dated as of November 2, 2009 between Tenant, as subtenant, and Voyager Oil & Gas, Inc., successor-in-interest to WPT Enterprises, Inc., a Delaware corporation ("Voyager"), as sublandord (the "Voyager Sublease"). Voyager currently occupies Suite 625. This Agreement is not being executed by Voyager; therefore, the Lease as constituted without regard to this Agreement shall remain binding upon and in effect with respect to Voyager through the scheduled Lease expiration date of June 30, 2011 (and after June 30, 2011, Voyager shall have no further liability under the Lease). Notwithstanding the existence of the Voyager Sublease, Tenant represents, warrants and covenants to Landlord that upon Tenant's execution of this Agreement, Tenant shall be directly obligated to Landlord for all obligations under the Lease as amended hereby (except with respect to Suite 625, for which Voyager shall remain liable through June 30, 2011 per the terms of the Lease).

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12.          Miscellaneous.

12.1 Financial Statements and Credit Reports. At Landlord's request (but no more often than once per calendar year), Tenant shall deliver to Landlord a copy of Tenant's then most recently prepared financial statement. Tenant hereby authorizes Landlord to obtain a credit report on Tenant once per calendar year, and shall execute such further authorizations as Landlord may reasonably require in order to obtain such credit report.

12.2 Certain Deletions. Sections 1.3 and 28.3 of the Original Lease are hereby deleted.

12.3 Insurance. In addition to the insurance requirements set forth in Article 10 of the Original Lease, Tenant shall obtain and maintain in effect following the date of this Agreement and continuing throughout the Extension Term (a) Business Auto Liability insurance covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per occurrence; and (b) employer's liability insurance with a primary limit of not less than $500,000 bodily injury each accident; $500,000 bodily injury by disease — each person; and $500,000 bodily injury by disease policy limit.

12.4 Lease Ratified. Except as specifically amended or modified herein, each and every term, covenant, and condition of the Lease as amended is hereby ratified and shall remain in full force and effect.

12.5 Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and permitted assigns.

12.6 Governing Law. This Agreement shall be interpreted and construed in accordance with the law of the State of California.

12.7 Limitation Of Liability. The provisions of Section 29.13 of the Original Lease continue to apply for the benefit of Landlord and the Landlord Parties. Without limiting the forgoing, the obligations of Landlord under this Agreement and the Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager's trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder or under the Lease for any lost profits, damage to business, or any form of special, indirect or consequential damages.

12.8 Counterparts. This Agreement may be executed in one or more counterparts, and each set of duly delivered identical counterparts that includes all signatories shall be deemed to be one original document.

[Remainder of page intentionally left blank; signatures on following page]

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Signature page for Second Amendment to Lease bearing the date of January 31, 2011, between

RREEF AMERICA REIT II CORP. BBBB, a Maryland corporation, as Landlord and

WPT ENTERPRISES, INC., a Nevada corporation, as Tenant

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LANDLORD:

RREEF AMERICA REIT II CORP. BBBB,
a Maryland corporation

By: /s/ Robert E. Andrews
Robert E. Andrews
Vice President

TENANT:

WPT ENTERPRISES, INC.,
a Nevada corporation

By: /s/ Steve Heller
Steve Heller
Chief Executive Officer

By: /s/ Adam Pliska
Adam Pliska
President

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EXHIBIT A

WILSHIRE COURTYARD

OUTLINE OF THIRD FLOOR REMAINDER SPACE

attached to and made a part of the Second Amendment to Lease bearing the
Lease Reference Date of January 31, 2011 between
RREEF AMERICA REIT II CORP. BBBB, a Maryland corporation, as Landlord and
WPT ENTERPRISES, INC., a Nevada corporation, as Tenant. This Exhibit A is intended only to show the general layout of the Third Floor Remainder Space as of the date of the Second Amendment to Lease. It does not in any way supersede any of Landlord's rights with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

SEE NEXT PAGE

A-1

ELEC
#350
USF: 7,080
RSF: 8,442

KEY PLAN
NOTTO SCALE

[djh:/228728_7.DOC/4511.020]

A-2

Landlord Tin
Wilshire Cou d
WPT Enterprises, c.

#350 USF: 7,080 ■ RSF: 8,442 KEY PLAN NOTTO SCALE [djh:/228728_7.DOC/4511.020] A - 2 Landlord Tin Wilshir e Co u d WPT Enterprises, c.

A-2

EXHIBIT B

WILSHIRE COURTYARD
GUARANTY OF LEASE

attached to and made a part of the Second Amendment to Lease bearing the
Lease Reference Date of January 31, 2011 between
RREEF AMERICA REIT II CORP. BBBB, a Maryland corporation, as Landlord and
WPT ENTERPRISES, INC., a Nevada corporation, as Tenant

STARTS ON FOLLOWING PAGE

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GUARANTY OF LEASE

WPT ENTERPRISES, INC., a Nevada corporation ("Tenant"), and RREEF AMERICA REIT II CORP. BBBB, a Maryland corporation ("Landlord") are parties to that certain Lease dated September 24, 2004, as amended by that certain Amendment to Lease dated March 21, 2006 and that certain Second Amendment to Lease (the "Second Amendment") dated January 31, 2011 (collectively, the "Lease"), for premises in the Building located at 5700 Wilshire Boulevard in Los Angeles, California, as more particularly described in the Lease. The undersigned (hereinafter, "Guarantor"), has agreed to guaranty the performance of Tenant under the Lease on the terms set forth herein. This Guaranty is a guaranty of payment and performance of Tenant's obligations under the Lease, and not of collectibility. Guarantor hereby acknowledges that it will benefit from the Lease to Tenant, in that Guarantor is Tenant's parent company. Landlord would not execute the Second Amendment if Guarantor did not execute and deliver to Landlord this Guaranty of Lease. Therefore, in consideration of the execution of the Second Amendment by Landlord and for other valuable consideration, the receipt of which is hereby acknowledged, Guarantor hereby agrees as follows:

1.       Guarantor acknowledges that Landlord is relying upon Guarantor's covenants herein in entering into the Second Amendment with Tenant, and Guarantor undertakes to perform its obligations hereunder promptly and in good faith.

2.       Guarantor hereby unconditionally guarantees and promises on demand:

(a)                to pay to Landlord in lawful money of the United States all rents and other sums reserved in the Lease in the amounts, at the times and in the manner set forth in the Lease;

(b)                to perform, at the time and in the manner set forth in the Lease, all of the terms, covenants and conditions therein required to be kept, observed, or performed by Tenant; and

(c)                to pay all debts, liabilities, and other amounts including, without limitation, all Base Rent, Additional Rent, Rent, and all other rents as defined in the Lease, due or to become due to Landlord under the Lease, liquidated or unliquidated.

3.       Guarantor shall pay all of the foregoing amounts and perform all of the foregoing terms, covenants, and conditions notwithstanding that the Lease shall be void or voidable as against Tenant or any of Tenant's creditors, including a trustee in bankruptcy of Tenant, by reason of any fact or circumstance including, without limiting the generality of the foregoing, failure by any person to file any document or to take any other action to make the Lease enforceable in accordance with their terms. Guarantor hereby waives any right it may have to claim that the underlying obligations of Tenant under the Lease are unenforceable.

4.       This Guaranty is a continuing one and shall terminate only on the full payment of all rents and all other sums due under the Lease and the performance of all of the terms, covenants, and conditions therein required to be kept, observed, or performed by the Tenant, including such payment and performance under agreements made a part of said Lease after the satisfaction of all obligations under the Lease and all earlier agreements with respect thereto.

5.       Guarantor authorizes Landlord, without notice or demand, and without affecting Guarantor's liability hereunder, from time to time to:

(a)                change the amount, time, or manner of payment of rent or other sums reserved in the Lease, by written amendment to the Lease;

(b)                change any of the terms, covenants, conditions, or provisions of the Lease, by written amendment to the Lease;

(c)                amend, modify, change, or supplement the Lease, by written amendment to the Lease;

(d)                assign Landlord's interest in the Lease or the rents and other sums payable under the Lease;

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(e)                consent to Tenant's assignment of the Lease or to the sublease of all, or any portion, of the premises covered by the Lease;

(f)                 take and hold security for the payment of this Guaranty or the performance of the Lease, and exchange, enforce, waive, and release any such security; and

(g)                apply such security and direct the order or manner of sale thereof as Landlord in its discretion may determine.

6.       No failure or delay on Landlord's part in exercising any power, right or privilege hereunder shall impair or be construed as a waiver of any such power, right or privilege.

7.       Landlord may, without notice, assign this Guaranty in whole or in part in conjunction with an assignment of Landlord's interest in the Lease. Guarantor shall not assign this Guaranty without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion, and no assignment of this Guaranty shall waive or release any obligation of Guarantor hereunder. Notwithstanding the foregoing, without Landlord's consent, (a) Guarantor may assign this Guaranty to an entity which assumes this Guaranty and controls, is under common control with or is controlled by Guarantor, provided that such entity has liquid assets and a tangible net worth (not including goodwill as an asset) of at least substantially the same value as the liquid assets and net worth of Guarantor as of the date of this Guaranty, as evidenced by audited financial statements provided to Landlord; and (b) this Guaranty shall be automatically assigned to and assumed by any entity (i) that acquires all or substantially all of Guarantor's assets or (ii) into which or with which Guarantor is merged or consolidated. For purposes of the foregoing sentence, the word "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity. No assignment of this Guaranty shall waive or release any obligation of Guarantor hereunder, unless the Guaranty is assigned and assumed pursuant to Subparagraphs 7(a) or (b) immediately above. No assignment by Guarantor under Subparagraph 7(a) above shall be effective until Landlord has received an assumption document executed by the assignee, in a form reasonably acceptable to Landlord and its counsel, together with the required audited financial statements. In the event of any permitted assignment of Guarantor's interest hereunder, Guarantor shall within ten (10) days of such assignment give notice to Landlord of Guarantor's agent for service of process in the United States.

8.       If Tenant does not pay any sum when due under the Lease or perform any other obligation Tenant is obligated to perform pursuant to the terms of the Lease, upon the expiration of the applicable cure period, if any, Landlord, in its sole discretion, may proceed directly against Guarantor under this Guaranty without first proceeding against Tenant or exhausting any of its rights or remedies against Tenant. Guarantor waives and relinquishes all rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such rights or remedies including, but not limited to, any right to require Landlord to:

(a)                proceed against Tenant or any person;

(b)                proceed against or exhaust any security held from Tenant or pursue any other remedy in Landlord's power before proceeding against Guarantor;

(c)                notify Guarantor of any default by Tenant in the payment of any rent or other sums reserved in the Lease or in the performance of any term, covenant, or condition therein required to be kept, observed, or performed by Tenant.

9.       Guarantor waives:

(a)                any defense arising by reason of any disability or other defense of Tenant or by reason of the cessation from any cause whatsoever of the liability of Tenant, excepting only a termination of Tenant's obligations under the Lease with Landlord's prior written consent;

(b)                [intentionally deleted];

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(c)                any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Landlord to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons;

(d)                any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(e)                provided that the terms of Article 15 below are complied with, any defense based on improper venue or jurisdiction;

(f)                 any right to plead that it is the alter ego of Tenant as a defense to its liability hereunder or the enforcement of this Guaranty;

(g)                any duty on the part of Landlord to disclose to Guarantor any facts Landlord may now or hereafter know about Tenant, regardless of whether Landlord has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Tenant and of all circumstances bearing on the risk of non-payment or non-performance of any obligations hereby guaranteed; and

(h)       any defense arising because of Landlord's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code.

Without limiting the generality of the foregoing or any other provisions hereof, Guarantor expressly waives any and all benefits which might otherwise be available to Guarantor under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2847, 2848, 2849, 2850, 2899 and 3433. Until the payment of all rents and all other sums due under the Lease and the performance of all of the terms, covenants, and conditions therein required to be kept, observed or performed by Tenant, Guarantor shall have no right of subrogation, and waives any right to enforce any remedy which Landlord now has or may hereafter have against Tenant, and waives any benefit of, and any right to participate in any security now or hereafter held by Landlord. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protests, notices of dishonor, and notices of acceptance of this Guaranty.

10.            The person(s) executing this Guaranty on behalf of Guarantor represent and warrant to Landlord that they are duly authorized to execute and deliver this Guaranty on Guarantor's behalf, and that this Guaranty is binding upon Guarantor in accordance with its terms.

11.            Guarantor hereby represents and warrants to Landlord that Guarantor has had the opportunity to review the matters discussed and contemplated by the Lease, including the remedies Landlord may pursue against Tenant in the event of a default under the Lease, and Tenant's financial condition and ability to perform under the Lease. Guarantor agrees to keep fully informed on all aspects of Tenant's financial condition and the performance of Tenant's obligations to Landlord and acknowledges and agrees that Landlord has no duty to disclose to Guarantor any information pertaining to Tenant.

12.            Guarantor shall pay reasonable attorneys' fees and all other reasonable costs and expenses which may be incurred by Landlord in the enforcement of this Guaranty.

13.            The obligations of Guarantor under this Guaranty are joint and several and are independent of the obligations of Tenant. A separate action or actions may be brought and prosecuted against Guarantor, whether or not an action is brought against Tenant or whether Tenant is joined in any such action or actions.

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14.            This Guaranty shall inure to the benefit of Landlord, its successors and assigns, and shall be binding on the heirs, personal representatives, successors and assigns of Guarantor.

15.            This Guaranty shall be governed by and interpreted according to the laws of the State of California. As a further inducement to Landlord to make and enter into the Second Amendment and in consideration thereof, with respect to any action brought under or arising out of this Guaranty, Guarantor hereby consents to the jurisdiction and venue of any competent court within the State of California and consents to service of process by any means authorized by California law. Guarantor represents and warrants to Landlord that Guarantor's agent for service of process in the United States is currently Adam Pliska, whose address is 5700 Wilshire Boulevard, Suite 350, Los Angeles, California 90036. In the event of a change of the name and/or address of Guarantor's agent for service of process in the United States, Guarantor shall provide Landlord with prompt notice thereof. Except as provided in any other written agreement now or at any time hereafter in force between Landlord and Guarantor, this Guaranty shall constitute the entire agreement of Guarantor with Landlord with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon Landlord unless expressly stated herein.

16.             If any provision or portion of this Guaranty is declared or found by a court of competent jurisdiction to be unenforceable or null and void, such provision or portion thereof shall be deemed stricken and severed from this Guaranty, and the remaining provisions and portions thereof shall continue in full force and effect.

17.             All notices, statements, reports or other communications required or permitted hereunder (individually, a "Notice") shall be in writing and shall be given to such party at its address set forth below or such address as such party may hereafter specify for the purpose by Notice to the other party listed below. Each Notice shall be deemed delivered to the party to whom it is addressed (a) if personally served or delivered, upon delivery, (b) if given by overnight courier with courier charges prepaid, twenty-four (24) hours after delivery to said overnight courier, or (c) if given by any other means, upon delivery when delivered at the address specified below.

If to Landlord:

RREEF America REIT II Corp. BBBB
5750 Wilshire Boulevard
Los Angeles, California 90036
Attention: Building Manager

with a copy to:

Gilchrist & Rutter Professional Corporation
1299 Ocean Avenue, Suite 900
Santa Monica, CA 90401
Attention: Diane Hvolka

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If to Guarantor:

bwin.party digital entertainment plc
711 Europort Avenue
Gibraltar
Attention: Legal Department

with a copy to:

WPT Enterprises

5700 Wilshire Boulevard, Suite 350
Los Angeles, California 90036
Attention: Adam Pliska

18.       This Guaranty constitutes the entire and exclusive agreement between Landlord and Guarantor and may be amended, modified or revoked only by an instrument in writing signed by both Landlord and Guarantor. Landlord and Guarantor agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to the guaranty are merged into and revoked by this instrument.

19.       At Landlord's request (but no more than once per calendar year), Guarantor shall deliver to Landlord a copy, certified by an officer of Guarantor as being a true and correct copy, of Guarantor's most recent audited financial statement, or, if unaudited, certified by Guarantor's chief financiril officer as being true, complete and correct in all material respect&

20, GUARANTOR HEREBY ACKNOWLEDGES THAT GUARAN'FOR HAS BEEN AFFORDED THE OPPORTUNITY TO READ THIS DOCUMENT CAREFULLY AND TO REVIEW IT WITH AN ATTORNEY OF GUARANTOR'S CHOICE BEFORE SIGNING IT. GUARANTOR ACKNOWLEDGES HAVING READ AND UNDERSTOOD THE MEANING AND EFFECT OF THIS DOCUMENT BEFORE SIGNING IT.

IN WITNESS WHEREOF, the undersigned has duly executed this Guaranty as of April 8, 2011.

GUARANTOR:

bwin.party digital entertainment plc

By: /s/ Jim Ryan

Jim Ryan

Chief Executive Officer

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